SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): FEBRUARY 7, 2003

                                  MEDICOR LTD.

            (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE

                 (State or other Jurisdiction of Incorporation)

                333-64420                             14-1871462
           (Commission File No.) (IRS Employer identification No.)



                         4560 S. Decatur Blvd., Ste. 300
                             Las Vegas, Nevada 89103
              (Address of principal executive offices and Zip Code)

      Registrant's telephone number, including area code: (702) 731-2519


                                 Scientio, Inc.
                                P.O. Box 94007
                           Belle Harbor, NY 11694-0007
                            (Former name and address)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

      Scientio, Inc., a Delaware corporation ("Scientio") entered into an agreement of merger, dated as of February 7, 2003, with International Integrated Incorporated, a British Virgin Islands company ("III"), and SC Merger, Ltd., a British Virgin Islands company and a wholly owned subsidiary of Scientio. Other parties to the merger agreement were (1) certain members of III who collectively held a majority of the issued and outstanding capital stock of III, and (2) certain stockholders of Scientio who collectively held a majority of the issued and outstanding capital stock of Scientio. The transactions contemplated by the merger agreement were approved by the unanimous written consent of the board of Scientio and the written consent of the holders of the majority of the issued and outstanding capital stock of Scientio. In connection with the merger, on February 24, 2003, Scientio filed a certificate of amendment with the Secretary of State of the State of Delaware to amend its certificate of incorporation to change its name from Scientio, Inc. to MediCor Ltd.

      In the merger SC Merger, Ltd. merged with and into III. As a result of the merger, the separate corporate existence of SC Merger, Ltd. ceased, and III continued as the surviving corporation and a wholly owned subsidiary of Scientio. Upon consummation of the merger, excluding those shares as to which dissenters' rights or appraisal rights are perfected pursuant to the International Business Companies Act of the British Virgin Islands (Cap. 291), all of the ordinary shares of III, par value $0.01 per share, issued and outstanding immediately prior to February 7, 2003, the "effective time" of the merger, and all of the 8% Convertible Class A Preference Shares of III, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger, were converted into the right to receive shares of common stock of Scientio.

      Each III ordinary share and each III preference share issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive 1.24268 shares of Scientio common stock. In lieu of the issuance of any fractional shares of Scientio common stock to III members who surrender their III shares in the merger, Scientio will issue a whole share of Scientio common stock. The exchange ratio was determined through negotiations between the management of III and Scientio. As a result of the merger, the members of III prior to the merger will own approximately 96% of the outstanding common stock (and outstanding voting securities) of Scientio immediately following the merger.

      In connection with the merger, Scientio assumed III's 1999 stock compensation program. The program will continue in effect, as assumed, in accordance with its terms following the merger. Each option to purchase III ordinary shares granted under the program that was outstanding immediately prior to the effective time was assumed by Scientio and now represents the right to purchase a number of shares of Scientio common stock equal to the exchange ratio in the merger described above multiplied by the number of shares of III ordinary shares subject to the option immediately prior to the effective time of the merger. In addition, Scientio assumed any issued and outstanding employment agreement stock options and consulting warrants outstanding immediately prior to the effective time of the merger. Each employment agreement stock option and consulting warrant now represents the right to purchase a number of shares of Scientio common stock equal to the exchange ratio in the merger described above


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multiplied by the number of shares of III ordinary  shares subject to the option or warrant immediately prior to the effective time of the merger.

      Pursuant to the merger agreement, Arthur J. Seidenfeld, Andrew Edmonds and Gerald Kaufman resigned as directors of Scientio. Donald K. McGhan, as the sole remaining director, appointed Edward V. Lower, Ph.D., Jim J. McGhan and Mark E. Brown as directors of Scientio.

      Donald K. McGhan, Edward V. Lower, Ph.D., and Jim J. McGhan are current directors of III. They also were members of III and became stockholders of Scientio pursuant to the merger.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      In the merger Scientio acquired all of the outstanding capital stock of III in consideration of the issuance of approximately 15,079,333 shares of Scientio common stock. In addition, in connection with and upon consummation of the merger, members of III who collectively held a majority of the issued and outstanding capital stock of III satisfied the outstanding liabilities of Scientio in an amount equal to $45,325.25. Refer to Item 1 above for a complete description of the merger. Financial information relating to III will be filed as part of Item 7 of this Form 8-K pursuant to an amendment to this Form 8-K.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Pursuant to the terms of the merger agreement, Scientio's independent accountants, Greenberg & Company LLC, CPAs, delivered a letter of resignation, dated February 7, 2003 which is attached hereto as Exhibit 16.1 to this Form 8-K. In its letter, Greenberg & Company LLC, CPAs stated that their resignation was not the result of any changes in or disagreement with the management of Scientio on any issue of accounting practices or procedure. Effective concurrently with the resignation, the board of directors of Scientio re-appointed Greenberg & Company LLC, CPAs as Scientio's independent accountants, and the resignation was withdrawn effective as of the resignation's original effective time.

ITEM 5.     OTHER EVENTS

      On February 24, 2003, Scientio filed a certificate of amendment with the Secretary of State of the State of Delaware: (1) changing the name of Scientio to MediCor Ltd.; (2) increasing the authorized capital of MediCor Ltd. to 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares blank check preferred stock, par value $0.001 per share; (3) providing for a minimum and maximum number of directors and a staggered board; (4) providing that any director elected for a term longer than one year cannot be removed from office notwithstanding any change in control of the corporation; and (5) requiring that, subject to the rights of holders of preferred stock, any special meeting of the stockholders of the corporation be called only by the Chairman of the Board, by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors the corporation would have if there were no vacancies or by a resolution adopted by the stockholders of the corporation holding a majority of the voting power of the shares of the then outstanding voting stock of the corporation voting together as a single class.

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            Scientio's  symbol on the OTC  Bulletin  Board  will be  changed  in connection with its name change.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            (a) Financial Statement of Business Acquired. The financial statements required to be filed in connection with the merger will be filed as soon as practicable, but in no event later than April 22, 2003.

            (b) Pro-Forma Financial Information. Pro-forma financial information required to be filed in connection with the merger will be filed as soon as practicable, but in no event later than April 22, 2003.

            (c)   Exhibits.

                  Exhibit Number    Description
                  --------------    -----------

                  Exhibit 2.1 Agreement of Merger, dated as of February 7, 2003, by and among Scientio, Inc.,
                                  International  Integrated  Incorporated,  SC
                                  Merger    Ltd.,     certain    members    of
                                  International Integrated Incorporated and certain stockholders of Scientio, Inc.

                  Exhibit 16.1 Letter from Greenberg & Company LLC, CPAs to Arthur Seidenfeld, President and Chief Financial Officer of Scientio, Inc.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2003

                                    MEDICOR LTD.,
                                    a Delaware corporation

                                    By:  /s/ Jim J. McGhan
                                         _________________________
                                          Jim J. McGhan
                                          Chief Operating Officer


























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                                  EXHIBIT INDEX

EXHIBIT            DESCRIPTION
NUMBER             -----------
------

Exhibit 2.1 Agreement of Merger, dated as of February 7, 2003, by and among Scientio, Inc., International Integrated Incorporated, SC Merger Ltd., certain members of International Integrated Incorporated and certain stockholders of Scientio, Inc.

Exhibit 16.1 Letter from Greenberg & Company LLC, CPAs to Arthur Seidenfeld, President and Chief Financial Officer of Scientio, Inc.




































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